Exhibit 99.1

The Shyft Group Reports First Quarter 2024 Results

●	First quarter sales of $198 million; Quarter end consolidated backlog of $439 million with FVS backlog up 10% sequentially
●	Maintains 2024 outlook with sales of $850 to $900 million and adjusted EBITDA of $40 to $50 million

Novi, Mich., April 25, 2024 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the first quarter ending March 31, 2024.

First Quarter 2024 Financial Highlights

For the first quarter of 2024 compared to the first quarter of 2023:

●	Sales of $197.9 million, a decrease of $45.5 million, or 18.7%, from $243.4 million
●	Net loss of $4.7 million, or ($0.14) per share, compared to net income of $1.7 million, or $0.05 per share
●

Adjusted EBITDA of $6.1 million, or 3.1% of sales, a decrease of $4.7 million, from $10.8 million, or 4.4% of sales; Results include $5.5 million of EV program related costs versus $8.5 million in the prior year

●	Adjusted net loss of $1.4 million, or ($0.04) per share, compared to adjusted net income of $4.3 million, or $0.12 per share in the first quarter of 2023
●

Consolidated backlog of $439.4 million as of March 31, 2024, down $228.0 million, or 34.2%, compared to $667.4 million as of March 31, 2023; On a sequential quarter basis, consolidated backlog was up 7.4%

“We made progress implementing our operating framework, which includes high performing teams, operational excellence, and customer centricity,” said John Dunn, President and CEO. “Our sales team drove improved commercial activity in the quarter, which enabled a sequential improvement in order backlog. Our SV business continues to execute well and delivered solid results in the quarter.”

First Quarter 2024 Business Segment Financial Highlights

For the first quarter of 2024 compared to the first quarter of 2023:

Fleet Vehicles and Services (FVS)

●	Sales were $107.8 million for the first quarter of 2024, down 32.4%, or $51.6 million year over year
●	Adjusted EBITDA for the first quarter of 2024 was $0.9 million, or 0.9% of sales, a decrease of $11.6 million, from $12.5 million, or 7.8% of sales, a year ago
●	Segment backlog was $356.1 million as of March 31, 2024, down 39.1% compared to $584.9 million as of March 31, 2023

Specialty Vehicles (SV)

●	Sales were $90.1 million for the first quarter of 2024, up 3.4%, or $2.9 million year over year
●	Adjusted EBITDA for the first quarter of 2024 was $17.0 million, or 18.8% of sales, an increase of $3.1 million, from $13.9 million, or 15.9% of sales, a year ago
●	Segment backlog was $83.3 million as of March 31, 2024, up 1.0% compared to $82.5 million as of March 31, 2023

2024 Financial Outlook

“We are pleased with our start to the year considering the challenging end-markets,” said Jon Douyard, Chief Financial Officer. “While there was improvement in FVS order activity to start the year, the parcel market remains soft, and we remain cautious on near-term demand. Overall, our team is focused on driving operational efficiency and commercial growth initiatives, positioning us to affirm our prior outlook.”

Guidance for full-year 2024, notwithstanding further changes in the operating environment, is as follows:

●	Sales to be in the range of $850 million to $900 million; Assumes no Blue Arc EV revenue
●	Adjusted EBITDA of $40 to $50 million, including EV spending of $20 to $25 million
●	Net income of $2.5 to $10.5 million, with an income tax rate of approximately 20%
●	Earnings per share of $0.07 to $0.30
●	Adjusted earnings per share of $0.28 to $0.51
●	Capital expenditures of approximately $20 to $25 million
●	Free cash flow of $25 to $35 million

Dunn concluded, “Shyft has industry leading products and a highly engaged team, who are identifying opportunities to drive companywide synergies. Recently launched initiatives to enhance sales and procurement are beginning to deliver positive results. The Blue Arc team is making progress as production is targeted for late 2024. We remain confident in our team’s ability to manage through current market conditions and deliver for shareholders over the long term.”

Conference Call and Webcast Information

The Shyft Group will host a conference call at 8:30 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: https://theshyftgroup.com/investor-relations/webcasts/

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international); passcode: 10185321

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles and Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Blue Arc™ EV Solutions, Royal® Truck Body, DuraMag® and Magnum®, Strobes-R-Us, Spartan® RV Chassis, Red Diamond™ Aftermarket Solutions, and Builtmore Contract Manufacturing™. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 3,000 employees and contractors across campuses, and operates facilities in Arizona, California, Florida, Indiana, Maine, Michigan, Missouri, Pennsylvania, Tennessee, Texas, and Saltillo, Mexico. The Company reported sales of $872 million in 2023. Learn more at TheShyftGroup.com.

This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2024 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACTS

MEDIA

Sydney Lepora

Director, Corporate Communications

Sydney.Lepora@theshyftgroup.com

586.413.4112

INVESTORS

Randy Wilson

Vice President, Investor Relations and Treasury

Randy.Wilson@theshyftgroup.com

248.727.3755

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$13,251	$9,957
Accounts receivable, less allowance of $277 and $276	78,820	79,573
Contract assets	52,803	50,305
Inventories	97,931	105,135
Other receivables - chassis pool agreements	18,890	34,496
Other current assets	6,700	7,462
Total current assets	268,395	286,928

Property, plant and equipment, net	80,905	83,437
Right of use assets – operating leases	45,078	45,827
Goodwill	48,880	48,880
Intangible assets, net	44,399	45,268
Net deferred tax asset	17,300	17,300
Other assets	2,724	2,409
TOTAL ASSETS	$507,681	$530,049
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$86,159	$99,855
Accrued warranty	8,212	7,231
Accrued compensation and related taxes	11,675	13,526
Contract liabilities	3,939	4,756
Operating lease liability	10,050	10,817
Other current liabilities and accrued expenses	12,605	11,965
Short-term debt - chassis pool agreements	18,890	34,496
Current portion of long-term debt	164	185
Total current liabilities	151,694	182,831

Other non-current liabilities	7,265	8,184
Long-term operating lease liability	36,776	36,724
Long-term debt, less current portion	65,121	50,144
Total liabilities	260,856	277,883
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value : 80,000 shares authorized; 34,361 and 34,303 outstanding	94,790	93,705
Retained earnings	152,035	158,461
Total shareholders' equity	246,825	252,166
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$507,681	$530,049

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Sales	$197,889	$243,439
Cost of products sold	163,827	200,515
Gross profit	34,062	42,924

Operating expenses:
Research and development	3,719	6,949
Selling, general and administrative	32,273	32,289
Total operating expenses	35,992	39,238

Operating income (loss)	(1,930)	3,686

Other income (expense)
Interest expense	(2,053)	(1,648)
Other income	97	70
Total other expense	(1,956)	(1,578)

Income (loss) before income taxes	(3,886)	2,108
Income tax expense	783	430
Net income (loss)	(4,669)	1,678
Less: net loss attributable to non-controlling interest	-	32
Net income (loss) attributable to The Shyft Group, Inc.	$(4,669)	$1,710

Basic earnings (loss) per share	$(0.14)	$0.05
Diluted earnings (loss) per share	$(0.14)	$0.05

Basic weighted average common shares outstanding	34,319	35,058
Diluted weighted average common shares outstanding	34,319	35,340

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(4,669)	$1,678
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	4,435	3,864
Non-cash stock based compensation expense	1,474	1,827
Loss on disposal of assets	66	-
Changes in accounts receivable and contract assets	(1,746)	22,500
Changes in inventories	7,204	(9,147)
Changes in accounts payable	(10,119)	(16,920)
Changes in accrued compensation and related taxes	(1,851)	419
Changes in accrued warranty	981	(978)
Changes in other assets and liabilities	268	2,644
Net cash provided by (used in) operating activities	(3,957)	5,887

Cash flows from investing activities:
Purchases of property, plant and equipment	(5,719)	(4,469)
Proceeds from sale of property, plant and equipment	75	25
Acquisition of business, net of cash acquired	-	(500)
Net cash used in investing activities	(5,644)	(4,944)

Cash flows from financing activities:
Proceeds from long-term debt	40,000	40,000
Payments on long-term debt	(25,000)	(31,000)
Payments of dividends	(1,716)	(1,878)
Purchase and retirement of common stock	-	(8,765)
Exercise and vesting of stock incentive awards	(389)	(3,470)
Net cash provided by (used in) financing activities	12,895	(5,113)

Net increase (decrease) in cash and cash equivalents	3,294	(4,170)
Cash and cash equivalents at beginning of period	9,957	11,548
Cash and cash equivalents at end of period	$13,251	$7,378

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended March 31, 2024 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$95,478	$-	$-	$95,478
Motorhome chassis sales	-	30,771	-	30,771
Other specialty vehicles sales	-	53,405	-	53,405
Aftermarket parts and accessories sales	12,281	5,954	-	18,235
Total Sales	$107,759	$90,130	$-	$197,889

Adjusted EBITDA	$935	$16,973	$(11,820)	$6,088

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended March 31, 2023 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$147,279	$-	$-	$147,279
Motorhome chassis sales	-	27,960	-	27,960
Other specialty vehicles sales	-	54,697	(3,181)	51,516
Aftermarket parts and accessories sales	12,154	4,530	-	16,684
Total Sales	$159,433	$87,187	$(3,181)	$243,439

Adjusted EBITDA	$12,473	$13,852	$(15,537)	$10,788

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Period End Backlog (amounts in thousands of dollars)

	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Fleet Vehicles and Services	$356,089	$325,003	$383,448	$437,802	$584,933
Specialty Vehicles	83,334	84,269	80,983	72,402	82,478
Total Backlog	$439,423	$409,272	$464,431	$510,204	$667,411

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, adjusted earnings per share, and free cash flow, each of which is a non-GAAP financial measure.

We define Adjusted EBITDA as income before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team.

We define free cash flow as net cash provided by (used in) operating activities less purchases of property, plant and equipment and add proceeds from sale of property, plant and equipment. We believe this measure of free cash flow provides management and investors further useful information on cash generation or use in our operations.

We believe that the presentation of these non-GAAP measures, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
The Shyft Group, Inc.	2024	% of sales		2023	% of sales
Net income (loss)	$(4,669)	(2.4%	)	$1,678	0.7%
Net loss attributable to non-controlling interest	-			32
Add (subtract):
Restructuring and other related charges	52			62
Acquisition related expenses and adjustments	-			291
Non-cash stock-based compensation expense	1,474			1,827
Legacy legal matters	1,850			956
CEO transition	110			-
Tax effect of adjustments	(258)			(585)
Adjusted net income (loss)	$(1,441)	(0.7%	)	$4,261	1.8%

Net income (loss)	$(4,669)	(2.4%	)	$1,678	0.7%
Net loss attributable to non-controlling interest	-			32
Add (subtract):
Depreciation and amortization	4,435			3,864
Income tax expense	783			430
Interest expense	2,053			1,648
EBITDA	$2,602	1.3%		$7,652	3.1%
Add:
Restructuring and other related charges	52			62
Acquisition related expenses and adjustments	-			291
Non-cash stock-based compensation expense	1,474			1,827
Legacy legal matters	1,850			956
CEO transition	110			-
Adjusted EBITDA	$6,088	3.1%		$10,788	4.4%

Diluted net earnings (loss) per share	$(0.14)			$0.05
Add (subtract):
Restructuring and other related charges	-			-
Acquisition related expenses and adjustments	-			0.01
Non-cash stock-based compensation expense	0.05			0.05
Legacy legal matters	0.05			0.03
CEO transition	-			-
Tax effect of adjustments	-			(0.02)
Adjusted diluted net earnings (loss) per share	$(0.04)			$0.12

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
The Shyft Group, Inc.	2024	2023
Net cash provided by (used in) operating activities	$(3,957)	$5,887
Purchases of property, plant and equipment	(5,719)	(4,469)
Proceeds from sale of property, plant and equipment	75	25
Free cash flow	$(9,601)	$1,443

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Outlook
	Year Ended December 31, 2024
The Shyft Group, Inc.	Low	Mid	High
Net income	$2,479	$6,481	$10,483
Add:
Depreciation and amortization	20,500	20,500	20,500
Interest expense	7,500	7,500	7,500
Taxes	621	1,619	2,617
EBITDA	$31,100	$36,100	$41,100
Add:
Non-cash stock-based compensation and other charges	8,900	8,900	8,900
Adjusted EBITDA	$40,000	$45,000	$50,000

Earnings per share	$0.07	$0.19	$0.30
Add:
Non-cash stock-based compensation and other charges	0.26	0.26	0.26
Less: tax effect of adjustments	(0.05)	(0.05)	(0.05)
Adjusted earnings per share	$0.28	$0.40	$0.51